Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm (“Auditor”)” and “Representations and Warranties” (paragraph 4.1(f) and 4.2(f) of the Agreement and Plan of Reorganization) included in the Prospectus/Proxy Statement that forms part of the Registration Statement on Form N-14 of Scudder Investments VIT Funds (File No. 333 - 125730) (the “Registration Statement”) and to the references to us included in VIT Equity Index Fund’s and SVS Index Portfolio Prospectuses and Statements of Additional Information dated May 1, 2005, as revised from time to time, which are incorporated by reference into the Registration Statement, and to the incorporation by reference into the Registration Statement of our reports dated February 8, 2005 and February 15, 2005 on the respective financial statements and financial highlights of Scudder VIT Equity 500 Index Fund and Scudder Variable Series II included in the Funds’ Annual Reports dated December 31, 2004.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 27, 2005